Item 77H - Deutsche California Tax-Free
Income Fund and Deutsche New
York Tax-Free Income Fund (each,
a series of Deutsche State Tax-Free
Income Series (the "Registrant"))
Change in Control of Registrant

Below are the persons presumed to control one of
Registrant's series because such persons had owned
more than 25% of the series based on the records of
the series as of November 2, 2017.
As of November 7, 2016:
No investor beneficially owned 25% or more of
Deutsche California Tax-Free Income Fund or
Deutsche New York Tax-Free Income Fund shares
as of November 7, 2016.
As of November 2, 2017:
Series
Name of Person
Ownership
as % of
Series
Deutsche
California
Tax-Free
Income
Fund
NATIONAL
FINANCIAL
SERVICES LLC
FOR EXCLUSIVE
BENE OF OUR
CUSTOMERS
ATTN MUTUAL
FUNDS DEPT - 4TH
FL
499 WASHINGTON
BLVD
JERSEY CITY NJ
07310-1995
27.90%
Deutsche
New York
Tax-Free
Income
Fund
NATIONAL
FINANCIAL
SERVICES LLC
FOR EXCLUSIVE
BENE OF OUR
CUSTOMERS
ATTN MUTUAL
FUNDS DEPT - 4TH
FL
499 WASHINGTON
BLVD
JERSEY CITY NJ
07310-1995
28.84%